Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Software Reports 2015 Fiscal First Quarter Results
Achieves Revenue and Exceeds EPS Guidance

BEDFORD, MA, April 1, 2015 (BUSINESSWIRE) — Progress Software Corporation (NASDAQ: PRGS), a global software company that simplifies and enables the development, deployment and management of business applications, today announced results for its fiscal first quarter ended February 28, 2015.

Revenue was $81.4 million compared to $74.5 million in the same quarter last year, a year over year increase of 9% on an actual currency basis and 15% on a constant currency basis. On a non-GAAP basis, revenue was $95.5 million compared to $74.5 million in the same quarter last year.

Additional financial highlights included:

On a GAAP basis in the fiscal first quarter of 2015:

•	Revenue was $81.4 million compared to $74.5 million in the same quarter last year;

•	Loss from operations was $11.2 million compared to income from operations of $14.0 million in the same quarter in fiscal year 2014;

•	Net loss was $1.0 million compared to net income of $11.1 million in the same quarter last year; and

•	Loss per share was $0.02 compared to diluted earnings per share of $0.21 in the same quarter last year.

On a non-GAAP basis in the fiscal first quarter of 2015:

•	Revenue was $95.5 million compared to $74.5 million in the same quarter last year;

•	Income from operations was $20.4 million compared to $21.4 million in the same quarter last year;

•	Operating margin was 21% compared to 29% in the same quarter last year;

•	Net income was $15.1 million compared to $14.6 million in the same quarter last year;

•	Diluted earnings per share was $0.29 compared to $0.28 in the same quarter last year; and

•	Free cash flow was $34.5 million compared to $18.9 million in the same quarter last year.

"Our strong first quarter results demonstrate the positive momentum we have across our business units," said Phil Pead, President and CEO of Progress Software. "With the acquisitions of Telerik and BravePoint together with the significant investments we have made in R&D, we are now able to offer one of the most comprehensive platform, mobile and cloud portfolios in the industry. Throughout 2015, we will continue building on our commitments to the developer community to enable every developer to create amazing experiences."

Other fiscal first quarter 2015 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $211.2 million;

•	Cash flows from operations were $37.1 million compared to $25.4 million in the same quarter in fiscal year 2014;

•	DSO was 56 days, compared to 71 days in the fiscal first quarter of 2014; and

•
Under the previously announced authorization by the Board of Directors to repurchase up to $100 million of shares of common stock, Progress repurchased 0.3 million shares for $7.8 million during the fiscal first quarter of 2015.

Business Outlook

Progress Software's fiscal 2015 financial guidance includes the impact of the recent significant strengthening of the US dollar and is based on current exchange rates. Because the US dollar has continued to strengthen since the guidance provided on January 13, 2015, the negative currency translation impact on Progress Software's 2015 business outlook compared to 2014 exchange rates is $27 - $28 million on non-GAAP revenues and $0.14 - $0.15 on non-GAAP earnings per share (previously $17 - $18 million on non-GAAP revenues and $0.10 - $0.11 on non-GAAP earnings per share). To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on Progress Software's business outlook.

Progress Software provides the following revised guidance for the fiscal year ending November 30, 2015:

•	Non-GAAP revenue is expected to be between $415 million and $425 million (previously $425 million and $435 million);

•	Non-GAAP earnings per share is expected to be between $1.35 and $1.45 (previously $1.37 and $1.47);

•	Non-GAAP operating margin is expected to be approximately 27% (unchanged);

•	Free cash flow is expected to be between $90 million and $93 million (unchanged); and

•	Non-GAAP effective tax rate is expected to be between 33% and 34% (unchanged).

Progress Software provides the following guidance for the second fiscal quarter ending May 31, 2015:

•	Non-GAAP revenue is expected to be between $97 million and $100 million; and

•	Non-GAAP earnings per share is expected to be between $0.29 and $0.32.

Conference Call

The Progress Software quarterly investor conference call to review its fiscal first quarter of 2015 will be broadcast live at 5:00 p.m. ET on Wednesday, April 1, 2015 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-888-455-2260, pass code 3502971. The conference call will include brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress Software provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company's performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is available on the Progress website at www.progress.com within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress's business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Market acceptance of Progress’s strategy and product development initiatives; (2) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (3) Progress's ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy; (4)
uncertainties relating to Progress’ acquisition of Telerik, including whether Progress will be able to realize expected benefits and anticipated synergies of the acquisition and whether Telerik’s business will be successfully integrated with Progress Software's business; (5) Progress's ability to make acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (6) the continuing uncertainty in the U.S. and international economies, which could result in fewer sales of Progress's products and may otherwise harm Progress's business; (7) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (8) the receipt and shipment of new orders; (9) Progress's ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (10) the timely release of enhancements to Progress's products and customer acceptance of new products; (11) the positioning of Progress's products in its existing and new markets; (12) variations in the demand for professional services and technical support; (13) Progress's ability to penetrate international markets and manage its international operations; and (14) changes in exchange rates. For further information regarding risks and uncertainties associated with Progress's business, please refer to Progress's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2014. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(In thousands, except per share data)	February 28, 2015	February 28, 2014	% Change
Revenue:
Software licenses	$25,231	$22,264	13%
Maintenance and services	56,150	52,274	7%
Total revenue	81,381	74,538	9%
Costs of revenue:
Cost of software licenses	1,720	2,007	(14)%
Cost of maintenance and services	11,275	5,345	111%
Amortization of acquired intangibles	4,633	529	776%
Total costs of revenue	17,628	7,881	124%
Gross profit	63,753	66,657	(4)%
Operating expenses:
Sales and marketing	30,751	24,509	25%
Product development	22,821	15,113	51%
General and administrative	14,315	11,727	22%
Amortization of acquired intangibles	3,202	164	1,852%
Restructuring expenses	2,344	196	1,096%
Acquisition-related expenses	1,506	946	59%
Total operating expenses	74,939	52,655	42%
(Loss) income from operations	(11,186)	14,002	(180)%
Other income (expense), net	933	6	*
(Loss) income before income taxes	(10,253)	14,008	(173)%
(Benefit) provision for income taxes	(9,282)	2,908	(419)%
Net (loss) income	(971)	11,100	(109)%

Earnings per share:
Basic	$(0.02)	$0.22	(109)%
Diluted	$(0.02)	$0.21	(110)%
Weighted average shares outstanding:
Basic	50,668	51,494	(2)%
Diluted	50,668	52,165	(3)%

* Not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	February 28, 2015	November 30, 2014
Assets
Current assets:
Cash, cash equivalents and short-term investments	$211,164	$283,268
Accounts receivable, net	59,647	68,311
Other current assets	40,194	34,094
Total current assets	311,005	385,673
Property and equipment, net	61,994	59,351
Goodwill and intangible assets, net	506,476	253,414
Other assets	8,824	4,623
Total assets	$888,299	$703,061
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$62,017	$60,746
Current portion of long-term debt	7,500	—
Short-term deferred revenue	123,005	92,557
Total current liabilities	192,522	153,303
Long-term deferred revenue	2,883	3,683
Long-term debt	140,625	—
Other long-term liabilities	14,199	2,830
Shareholders’ equity:
Common stock and additional paid-in capital	215,140	209,778
Retained earnings	322,930	333,467
Total shareholders’ equity	538,070	543,245
Total liabilities and shareholders’ equity	$888,299	$703,061

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(In thousands)	February 28, 2015	February 28, 2014
Cash flows from operating activities:
Net income	$(971)	$11,100
Depreciation and amortization	11,135	3,474
Stock-based compensation	5,836	5,545
Other non-cash adjustments	(20,779)	(1,491)
Changes in operating assets and liabilities	41,919	6,796
Net cash flows from operating activities	37,140	25,424
Capital expenditures	(2,641)	(6,518)
Issuances of common stock, net of repurchases	(4,489)	(5,899)
Payments for acquisitions	(246,275)	—
Proceeds from the issuance of debt, net of payments of principle and debt issuance costs	146,418	—
Proceeds from divestitures, net	4,500	3,300
Other	(6,757)	302
Net change in cash, cash equivalents and short-term investments	(72,104)	16,609
Cash, cash equivalents and short-term investments, beginning of period	283,268	231,440
Cash, cash equivalents and short-term investments, end of period	$211,164	$248,049

RESULTS OF OPERATIONS BY SEGMENT

	Three Months Ended
(In thousands)	February 28, 2015	February 28, 2014	% Change
Segment revenue:
OpenEdge	$69,471	$66,734	4%
Data Connectivity and Integration	7,113	7,639	(7)%
Application Development and Deployment	4,797	165	2,807%
Total revenue	81,381	74,538	9%
Segment costs of revenue and operating expenses:
OpenEdge	19,534	17,391	12%
Data Connectivity and Integration	3,250	2,797	16%
Application Development and Deployment	9,384	1,553	504%
Total costs of revenue and operating expenses	32,168	21,741	48%
Segment contribution:
OpenEdge	49,937	49,343	1%
Data Connectivity and Integration	3,863	4,842	(20)%
Application Development and Deployment	(4,587)	(1,388)	(230)%
Total contribution	49,213	52,797	(7)%
Other unallocated expenses (1)	60,399	38,795	56%
(Loss) income from operations	(11,186)	14,002	(180)%
Other income (expense), net	933	6	*
(Loss) income before provision for income taxes	(10,253)	14,008	(173)%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: product development, corporate marketing, administration, amortization of acquired intangibles, stock-based compensation, restructuring, and acquisition related expenses.

* Not meaningful

SUPPLEMENTAL INFORMATION

Revenue by Type

(In thousands)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
License	$22,264	$27,988	$26,393	$41,154	$25,231
Maintenance	50,181	50,305	50,746	51,268	49,239
Services	2,093	2,534	2,135	5,472	6,911
Total revenue	$74,538	$80,827	$79,274	$97,894	$81,381

Revenue by Region

(In thousands)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
North America	$34,586	$36,827	$35,654	$43,654	$42,125
EMEA	29,315	33,698	32,995	35,327	27,863
Latin America	5,108	5,703	5,695	8,406	4,967
Asia Pacific	5,529	4,599	4,930	10,507	6,426
Total revenue	$74,538	$80,827	$79,274	$97,894	$81,381

Revenue by Segment

(In thousands)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
OpenEdge	$66,734	$73,192	$71,847	$84,948	$69,471
Data Connectivity and Integration	7,639	7,407	7,175	12,551	7,113
Application Development and Deployment	165	228	252	395	4,797
Total revenue	$74,538	$80,827	$79,274	$97,894	$81,381

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES

	Three Months Ended February 28,						% Change
	2015			2014
(In thousands, except per share data)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL REVENUE	$81,381	$14,074	$95,455	$74,538	$—	$74,538	28%
Software licenses (1)	25,231	3,746	28,977	22,264	—	22,264	30%
Maintenance and services (1)	56,150	10,328	66,478	52,274	—	52,274	27%

TOTAL COSTS OF REVENUE	$17,628	$(4,798)	$12,830	$7,881	$(681)	$7,200	78%
Amortization of acquired intangibles	4,633	(4,633)	—	529	(529)	—
Stock-based compensation (2)	165	(165)	—	152	(152)	—

GROSS MARGIN %	78%		87%	89%		90%	(3)%

TOTAL OPERATING EXPENSES	$74,939	$(12,723)	$62,216	$52,655	$(6,699)	$45,956	35%
Amortization of acquired intangibles	3,202	(3,202)	—	164	(164)	—
Restructuring expenses	2,344	(2,344)	—	196	(196)	—
Acquisition-related expenses	1,506	(1,506)	—	946	(946)	—
Stock-based compensation (2)	5,671	(5,671)	—	5,393	(5,393)	—

(LOSS) INCOME FROM OPERATIONS	$(11,186)	$31,595	$20,409	$14,002	$7,380	$21,382	(5)%

OPERATING MARGIN	(14)%		21%	19%		29%	(8)%

TOTAL OTHER INCOME (EXPENSE), NET (3)	$933	$266	$1,199	$6	$—	$6	*

(BENEFIT) PROVISION FOR INCOME TAXES	$(9,282)	$15,751	$6,469	$2,908	$3,926	$6,834	(5)%

NET (LOSS) INCOME	$(971)	$16,110	$15,139	$11,100	$3,454	$14,554	4%

DILUTED (LOSS) EARNINGS PER SHARE	$(0.02)	$0.31	$0.29	$0.21	$0.07	$0.28	4%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	50,668	695	51,363	52,165	—	52,165	(2)%
* Not meaningful

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	165			152
Sales and marketing	1,237			1,199
Product development	1,502			1,353
General and administrative	2,932			2,841
Total	$5,836			$5,545
(3) Adjustment to other income (expense), net relates to the termination of Progress' prior revolving credit facility with JPMorgan Chase Bank, N.A. and the other lenders party to the credit facility in connection with entering into the new credit facility, which was used to partially fund the acquisition of Telerik. Upon termination, the outstanding debt issuance costs related to the prior revolving credit facility were written off to other income (expense) in the GAAP statements of income.

OTHER NON-GAAP FINANCIAL MEASURES

Revenue by Type

(In thousands)	Q1 2015	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$25,231	$3,746	$28,977
Maintenance	49,239	10,328	59,567
Services	6,911	—	6,911
Total revenue	$81,381	$14,074	$95,455

Revenue by Region

(In thousands)	Q1 2015	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$42,125	$11,277	$53,402
EMEA	27,863	2,093	29,956
Latin America	4,967	127	5,094
Asia Pacific	6,426	577	7,003
Total revenue	$81,381	$14,074	$95,455

Revenue by Segment

(In thousands)	Q1 2015	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$69,471	$—	$69,471
Data Connectivity and Integration	$7,113	$—	$7,113
Application Development and Deployment	$4,797	$14,074	$18,871
Total revenue	$81,381	$14,074	$95,455

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

Free Cash Flow

(In thousands)	Q1 2015	Q1 2014	% Change
Cash flows from operations	$37,140	$25,424	46%
Purchases of property and equipment	$(2,335)	$(5,697)	59%
Capitalized software development costs	$(306)	$(821)	63%
Free cash flow	$34,499	$18,906	82%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2015 GUIDANCE
(Unaudited)

Fiscal Year 2015 Revenue Growth Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2014	November 30, 2015
(In millions)		Low	% Change	High	% Change
GAAP revenue	$332.5	$380.0	14%	$390.0	17%
Acquisition-related adjustments - revenue (1)	$—	$35.0	100%	$35.0	100%
Non-GAAP revenue	$332.5	$415.0	25%	$425.0	28%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Fiscal Year 2015 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2015
(In millions)	Low	High
GAAP income from operations	$8.6	$14.2
GAAP operating margins	2%	4%
Acquisition-related revenue	35.0	35.0
Restructuring expense	6.1	6.1
Stock-based compensation	26.6	26.6
Acquisition related expense	4.5	4.5
Amortization of intangibles	29.6	29.6
Total adjustments	101.8	101.8
Non-GAAP income from operations	$110.4	$116.0
Non-GAAP operating margin	27%	27%

Fiscal Year 2015 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2015
(In millions, except per share data)	Low	High
GAAP net income	$4.2	$7.7
Adjustments (from previous table)	101.8	101.8
Income tax adjustment (2)	(34.4)	(33.5)
Non-GAAP net income	$71.6	$76.0

GAAP diluted earnings per share	$0.08	$0.15
Non-GAAP diluted earnings per share	$1.35	$1.45

Diluted weighted average shares outstanding	53.0	52.5

(2) Tax adjustment is based on a non-GAAP effective tax rate of 34% for Low and 33% for High, calculated as follows:
Non-GAAP income from operations	$110.4	$116.0
Other income (expense)	(1.9)	(1.9)
Non-GAAP income from continuing operations before income taxes	108.5	114.1
Non-GAAP net income	71.6	76.0
Tax provision	$36.9	$38.1
Non-GAAP tax rate	34%	33%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2015 GUIDANCE
(Unaudited)

Q2 2015 Revenue Growth Guidance
	Three Months Ended	Three Months Ending
	May 31, 2014	May 31, 2015
(In millions)		Low	% Change	High	% Change
GAAP revenue	$80.8	$85.0	5%	$88.0	9%
Acquisition-related adjustments - revenue (1)	$—	$12.0	100%	$12.0	100%
Non-GAAP revenue	$80.8	$97.0	20%	$100.0	24%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Q2 2015 Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2015
	Low	High
GAAP diluted earnings per share	$0.12	$0.15
Acquisition-related revenue	0.23	0.23
Restructuring expense	0.07	0.07
Stock-based compensation	0.14	0.14
Acquisition related expense	0.02	0.02
Amortization of intangibles	0.14	0.14
Total adjustments	0.60	0.60
Income tax adjustment	$(0.43)	$(0.43)
Non-GAAP diluted earnings per share	$0.29	$0.32